SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

December 1, 2003

Date of Report (Date of earliest event reported)

MEADWESTVACO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-31215	31-1797999
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

One High Ridge Park, Stamford, Connecticut 06905

(Address of principal executive offices)

(203) 461-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other events.

On December 1, 2003, pursuant to a resolution of the Board of Directors adopted on November 2, 2002, and the approval of the management of MeadWestvaco Corporation (the “Company”) on November 20, 2003, the Company issued $125,000,000 in Floating Rate Notes due 2005 and $175,000,000 in 2.75% Notes due 2005 in an underwritten public offering. This amount is part of a total of $500,000,000 covered under a Registration Statement on Form S-3 (Registration No. 333-103918) and a related Prospectus dated March 19, 2003. The issuance of such $125,000,000 in Floating Rate Notes due 2005 and $175,000,000 in 2.75% Notes due 2005 is covered, in addition, by a related Prospectus Supplement dated November 20, 2003.

Item 7. Exhibits.

(c) Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description
1	Underwriting Agreement dated as of November 20, 2003 by and among MeadWestvaco Corporation and the underwriters named therein
4(a)	Indenture dated as of April 2, 2002 by and among MeadWestvaco Corporation, the guarantors named therein and The Bank of New York, as trustee(incorporated by reference to Exhibit 4(a) to MeadWestvaco’s Current Report on Form 8-K filed on April 2, 2002)
4(b)	Floating Rate Note due 2005
4(c)	2.75% Note due 2005
12	Statement re: computation of ratios

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 1, 2003

MEADWESTVACO CORPORATION

By:	/s/ John J. Carrara
Name: John J. Carrara
Title: Assistant Secretary